SCHEDULE 14A INFORMATION

	Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act
of 1934
	(Amendment No.    )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[		]	Preliminary Proxy Statement
[	X	]	Definitive Proxy Statement
[		]	Definitive Additional Materials
[		]	Soliciting Material Pursuant to Section 240.14a-
11(c) or Section
240.14a-12

	TRIANGLE PACIFIC CORP.
	(Name of Registrant as Specified In Its Charter)

	TRIANGLE PACIFIC CORP.
	(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[	X	]	$125 per Exchange Act Rules 0-11(c)(1)(ii),
14a-6(i)(1),
or 14a-6(j)(2).
[		]	$500 per each party to the controversy
pursuant to
Exchange Act Rule 14a-6(i)(3).
[		]	Fee computed on table below per Exchange
Act Rules
14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction
applies	...............................................................
..
	2)	Aggregate number of securities to which transaction
applies:

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..
	3)	Per unit price or other underlying value of transaction
computed
pursuant to
		Exchange Act Rule 0-11:1

	.........................................................................
..
	4)	Proposed maximum aggregate value of transaction:

	.........................................................................
..

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[		]	Check box if any part of the fee is offset as
provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

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..
	2)	Form, Schedule or Registration Statement No.:

	........................................................................
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	3)	Filing Party:

	........................................................................
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	4)	Date Filed:

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	TRIANGLE PACIFIC CORP.
	16803 Dallas Parkway
	Dallas, Texas  75248

	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

	To Be Held On May 4, 1994


To the Shareholders of
  Triangle Pacific Corp.:

	The annual meeting of shareholders of Triangle Pacific Corp., a Delaware corporation (the "Company"), will be held on Wednesday, May 4, 1994, at 9:00
a.m., local time, at the Company's offices, 16803 Dallas Parkway, Dallas, Texas, for the following purposes:

		1.	To elect two directors, comprising the
members of the
class of directors designated as Class I and whose term expires at the annual meeting, for a three-year term expiring in 1997;

		2.	To approve the appointment of Arthur
Andersen & Co.
as independent auditors for the Company for the fiscal year ending
December 30,
1994; and

		3.	To transact such other business as may
properly come
before the meeting or any adjournment thereof.

	The Board of Directors has fixed the close of business on March
31, 1994
as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournment thereof. Only holders of record of
Common Stock at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Dallas, Texas during normal business hours for a period of 10 days prior to the meeting.

	A record of the Company's activities during 1993 and financial statements for the fiscal year ended December 31, 1993 are contained in the 1993 Annual
Report previously mailed to shareholders and in the Company's Form 10-K filed with the Securities and Exchange Commission. The Annual Report and Form 10-K do not form any part of the material for solicitation of proxies.

	All shareholders are cordially invited to attend the meeting. Shareholders are urged, whether or not they plan to attend the meeting, to sign, date and mail the enclosed proxy card in the postage-paid envelope provided. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on any or all matters submitted at the meeting.




	By Order of the Board of Directors



		Darryl T. Marchand


		      Secretary


Dallas, Texas
April 5, 1994


	TRIANGLE PACIFIC CORP.
	16803 Dallas Parkway
	Dallas, Texas  75248

	PROXY STATEMENT

	For Annual Meeting of Shareholders
	To Be Held on May 4, 1994


	GENERAL

	This proxy statement is furnished to shareholders of Triangle
Pacific Corp.
(the "Company") in connection with the solicitation by the Board of Directors of the
Company of proxies for use at the annual meeting of shareholders to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date of mailing of this proxy statement and the accompanying proxy card is April 5, 1994.

Proxy Cards

	The enclosed proxy card serves to appoint proxies for record holders of common stock of the Company. Shares represented by a proxy in such form, duly executed and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is made, the proxy will be voted for election of the directors named in the proxy and approval of the appointment of Arthur Andersen & Co. as independent auditors for the Company for the fiscal year ending December 30, 1994. Any shareholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy.

Voting Procedures and Tabulation

	The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

	The inspectors will tabulate (i) the number of votes cast for or withheld as to the vote on each nominee for director and (ii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to approve the appointment of the independent auditors. The treatment and effect of abstentions and broker non-votes under Delaware law and the Company's Certificate of Incorporation and Bylaws are described in the following paragraphs.

	An abstention or broker non-vote with respect to the election of directors will have no effect on the voting on such matter, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote.

	The Company's Bylaws provide that the vote required to approve matters other than the election of directors is the affirmative vote of the holders of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting. The shares represented by a broker non-vote (or other limited proxy) as to the proposal to approve the appointment of the independent auditors will not be entitled to be voted on that proposal at the meeting and therefore will not be considered part of the voting power present with respect to such proposal. Thus, the effect of such non-votes with respect to such proposal will be to reduce the number of affirmative votes required to block such approval.
Abstentions with
respect to such proposal will effectively count as a vote against such proposal.



	VOTING SECURITIES

	The only voting security of the Company outstanding is its common stock, par value $.01 per share ("Common Stock"). Only holders of record of Common
Stock at the close of business on March 31, 1994, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 14,661,329 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or represented by proxy, is necessary to constitute a quorum. Each share of Common
Stock is entitled to one vote.

	ELECTION OF DIRECTORS

	The Certificate of Incorporation and Bylaws of the Company provide for three classes of directors, designated Class I, Class II and Class III, with approximately one-third of the directors constituting each class.
Directors serve for
staggered terms of three years each, except that initially, the Class I directors will serve until the 1994 annual meeting, the Class II directors will serve until the 1995 annual meeting and the Class III directors will serve until the 1996 annual meeting.
The Class I directors, whose terms expire at the 1994 annual meeting, are Floyd F.
Sherman and M. Joseph McHugh. The Board of Directors has nominated Messrs.
Sherman and McHugh for re-election as directors of the Company to serve three-year terms expiring in 1997.

	The directors will be elected by a plurality of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote. All duly submitted and unrevoked proxies in the form enclosed will be voted for the nominees selected by the Board of Directors, except where authorization so to vote is withheld. The Board recommends that shareholders vote FOR the election of its nominees for director.

	Information with respect to the directors nominated for election this year, and the directors whose terms do not expire at the 1994 annual meeting, is presented below.



	CLASS I DIRECTORS

Floyd F. Sherman,
age 54, director since 1982			Mr. Sherman has
served as
President of the Company since 1981 and as Chairman of the Board and Chief
Executive Officer since July 1992.  Prior to 1981, he served as Executive
Vice
President of the Company. He has been an employee of the Company since 1973.

M. Joseph McHugh,
age 56, director since 1986			Mr. McHugh has
served as
Senior Executive Vice President and Treasurer of the Company since 1981. Prior thereto, he served as Executive Vice President of the Company. He has been an employee of the Company since 1976. Mr. McHugh is also a director of Pillowtex
Corporation, a manufacturer of pillows and other bedroom textile furnishings.


	CLASS II DIRECTORS

David R. Henkel,
age 42, director since 1992			Mr. Henkel has
been a
director, Executive Vice President and Chief Financial Officer of 7th Level Inc., an interactive entertainment company, since January, 1994. Prior thereto, Mr. Henkel had been a director, Senior Vice President and Chief Financial Officer of Value-
Added Communications, Inc., a provider of telephone call processing services, since
April, 1993.  From April, 1991 to April, 1993, Mr. Henkel served as
Executive Vice
President, Chief Financial Officer and a director of Micrografx, Inc., a personal computer graphics software company. Prior thereto, he was an audit partner at
Arthur Andersen & Co.

Karen Gordon Mills,
age 40, director since 1988			Ms. Mills has been
President
of MMP Group, a management company, since January, 1993.  From
December,
1983 to January, 1993, she was a Managing Director of ES Jacobs & Company, an investment banking firm. Prior thereto, Ms. Mills had been a consultant with
McKinsey & Co. and a product manager with General Foods Corp. Ms. Mills is also a director of Armor All Products Corp.

Carson R. McKissick,
age 61, director since 1993			Mr. McKissick has
been
Senior Advisor of Trust Company of the West, an investment management company, since 1992. Prior thereto, he was Managing Director of the Mergers and
Acquisitions department of Citibank. Mr. McKissick is also a director of Alexander
& Baldwin, Inc.


	CLASS III DIRECTORS

B. William Bonnivier,
age 51, director since 1992			Mr. Bonnivier has
been the
Chairman and Chief Executive Officer of Refrigerant Management Systems Inc., a consulting company, since December, 1993. Prior thereto, Mr. Bonnivier had been the Chairman and Chief Executive Officer of Princeton Packaging, Inc. since
March, 1991. Prior thereto he was the President, Chief Operating Officer and a director of SnyderGeneral Corporation, a manufacturer of heating and air conditioning products.

Charles M. Hansen, Jr.,
age 53, director since 1992			Mr. Hansen has
been president
of Pillowtex Corporation since 1974 and, in addition, became Chairman and Chief
Executive Officer of that company in December, 1992.  Pillowtex
Corporation
manufactures pillows and other bedroom textile furnishings.

Jack L. McDonald,
age 60, director since 1992			Mr. McDonald
served as
President and Chief Operating Officer of Centex Corporation from 1978 until his retirement in 1986. Mr. McDonald is a director of Bally's Nevada Inc., U.S. Homes
Corp. and AMRE, Inc.


	ADDITIONAL INFORMATION REGARDING THE BOARD
OF
DIRECTORS

Board Meetings and Committees

	During 1993 the Board of Directors held seven meetings. Each director of the Company attended every meeting of the Board and at least 75% of the aggregate number of meetings of the full Board and of the Board committees on which he or she served in 1993.

	The Company has a standing Finance/Audit Committee and a standing
Compensation Committee. The Company does not have a standing nominating committee. The members of the committees, number of meetings held by each committee in 1993 and a brief description of the functions performed by each committee are set forth below:

		Finance/Audit Committee (two meetings).  The
Finance/Audit
Committee consists of three non-employee directors, Messrs. Bonnivier, Henkel and
McDonald. This committee is primarily responsible for reviewing the quality of the financial reporting of the Company and the effectiveness of the audit of the
Company's financial statements by its independent public accountants; reviewing the scope and results of such audits; reviewing the organization and scope of the
Company's internal systems of accounting and financial control; and establishing the accounting standards and principles to be followed by the Company.

		Compensation Committee (one meeting).  The
Compensation
Committee consists of four non-employee directors, Messrs. Hansen, McDonald and
McKissick and Ms. Mills. This committee approves the compensation of officers and makes awards under the Company's 1993 Long-Term Incentive
Compensation
Plan.

	Compensation Committee Interlocks and Insider Participation.
Mr.
McHugh, an executive officer of the Company, serves as a director of Pillowtex
Corporation. Mr. Hansen, a director of the Company and a member of the
Company's Compensation Committee, is an executive officer and director of
Pillowtex Corporation.

Compensation of Directors

	Fees. Directors who are not also employees of the Company receive
$25,000 annually for serving as such, plus $1,000 per meeting attended for each meeting of the Board of Directors, or of the Finance/Audit Committee or the
Compensation Committee not held in conjunction with a regularly scheduled quarterly meeting of the Board of Directors.

	Nonemployee Director Stock Options. In June 1993, the Board of
Directors of the Company adopted the Triangle Pacific Corp.
Nonemployee Director
Stock Option Plan (the "Nonemployee Director Option Plan"), which provides for the granting of nonqualified stock options to directors who are not officers of the
Company. The Nonemployee Director Option Plan was approved by stockholders in July 1993, subject to and conditioned upon the consummation of the 1993 public offerings of Common Stock (the "Equity Offering") and 10-1/2% Senior Notes Due
2003 of the Company (collectively, the "Offerings").

	The Nonemployee Director Option Plan provides that one nonqualified option for 5,000 shares of Common Stock is granted automatically to each nonemployee director on the date of his or her initial election as a director, except that on the date of consummation of the Offerings, options to purchase 5,000 shares of Common Stock each were granted to B. William Bonnivier, Charles
M. Hansen,
Jr., David R. Henkel, Jack L. McDonald and Karen Gordon Mills.  On
September
25, 1993, Carson R. McKissick was granted an option to purchase 5,000 shares at
$11.75 per share. Each option has a term of ten years, is fully exercisable commencing on the date of grant and has an exercise price equal to the fair market value of the Common Stock on the date of grant (or, in the case of the initial option grants, equal to the initial public offering price per share ($10) of the Common
Stock offered in the Equity Offering), provided that an option terminates upon the termination of the holder's service as a director of the Company, subject to certain grace periods. For a more detailed description of the Nonemployee Director Option
Plan, see "Description of Certain Plans - Nonemployee Director Stock
Option Plan."

	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS

	The following table sets forth as of March 18, 1994 information with respect to the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock.


Common Stock Beneficially Owned (1)
Name and Address of		Number			Percent of
  Beneficial Owner    		of Shares
	Class

The TCW Group, Inc. (through certain affiliates which act
as general partners of limited partnerships, trustees
of certain trusts and investment managers of third party
accounts which hold shares of Common Stock) (2)
	4,322,480            	29.5%
   865 South Figueroa Street
   Los Angeles, California  90017

Kemper Investors Life Insurance Company,
Federal Kemper Life Assurance Company and
various mutual funds advised by Kemper
Financial Services, Inc.
1,132,480                     7.7%
   120 South LaSalle Street
   Chicago, Illinois  60603

Eli S. Jacobs (3)
804,146                     5.2%
   641 Lexington Avenue
   31st Floor
   New York, New York  10022

Executive Life Insurance Co.
of New York in Rehabilitation
774,778                     5.3%
   c/o New York Insurance Department
   Liquidation Bureau
   123 William Street
   New York, New York  10038-3389

United High Income Fund, Inc.
and United High Income Fund II, Inc.
788,286                      5.4%
   6300 Lamar Avenue
   P. O. Box 29217
   Shawnee Mission, Kansas  66201-9217

Twentieth Century Companies, Inc. (4)
750,000                       5.1%
   4500 Main Street
   P. O. Box 418210
   Kansas City, Missouri  64141-9210


(1)	The information contained in this table with respect to
beneficial
ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the
Securities Exchange Act of 1934, as amended (the "Exchange Act"). All information with respect to the beneficial ownership of any beneficial owner is based upon filings made by such beneficial owner with the Securities and Exchange
Commission and, unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to shares listed as beneficially owned by such beneficial owner.

(2) The TCW Group, Inc. ("TCW") and its affiliates may be deemed to be beneficial owners of all shares of Common Stock currently held by such limited partnerships, third party accounts and trusts for purposes of the reporting requirements of the Exchange Act. In a Schedule 13G filed by TCW on February 6,
1994, TCW stated that the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is, for purposes of Section
13(d), 13(g) or for any other purpose under the Exchange Act, the beneficial owner of any securities covered by the Schedule 13G.

(3)	Eli S. Jacobs may be deemed to beneficially own the number of shares of
Common Stock shown opposite his name in the table by virtue of the ownership of certain warrants to purchase such shares which have exercise prices that range from
$22.39 to $37.31 per share. The Company believes that National Assets Inc., an entity controlled by Eli S. Jacobs, holds a portion of these warrants.

(4)	Investors Research Corporation ("IRC"), an investment advisor, is a
wholly-owned subsidiary of Twentieth Century Companies, Inc.  As a result of its
status as investment advisor to four investment companies and to several institutional investors, IRC is deemed to be beneficial owner of 750,000 shares of
Common  Stock.



	SECURITY OWNERSHIP OF MANAGEMENT

	The following table sets forth as of March 18, 1994, the beneficial ownership of Common Stock by each director of the Company, each named executive officer listed in the Summary Compensation Table appearing elsewhere in this proxy statement, and all directors and executive officers as a group.



Common Stock Beneficially Owned (1)
		Number			Percent of
Name		of Shares			Class

Directors

B. William Bonnivier (3)		5,000	*
Charles M. Hansen, Jr. (3)		5,000	*
David R. Henkel (3)		7,000	*
Jack L. McDonald (3)		5,000	*
M. Joseph McHugh (2)		70,355	*
Carson R. McKissick (3)		6,000	*
Karen Gordon Mills (3)		5,867	*
Floyd F. Sherman (2)		85,355	*

Named Executive Officers (excluding
  any director named above) and Group

Robert J. Symon (2)		56,355	*
Michael J. Kearins (2)		25,616	*
John G. Conklin (2)		20,616	*
All directors and executive
  officers as a group (15 persons)		352,805	2.4%

*  less than 1%

____________
(1)	The information contained in this table with respect to
beneficial
ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the
Exchange Act. All information with respect to the beneficial ownership of any director or named executive officer has been furnished by such director or named executive officer and, unless otherwise indicated, each director or named executive officer has sole voting and investment power with respect to shares listed as beneficially owned by such director or named executive officer.

(2)	The number of shares set forth above as being beneficially
owned by
Messrs. Sherman, McHugh, Symon, Kearins and Conklin, include
12,442, 12,442,
12,442, 4,290 and 4,290 shares, respectively, issuable to such individuals upon exercise of stock options held by them, which options are currently exercisable.

(3)	The number of shares set forth above as being beneficially
owned by Ms.
Mills and Messrs. Bonnivier, Hansen, Henkel, McKissick and McDonald include
5,000 shares issuable to each of such individuals upon exercise of stock options granted to them under the Nonemployee Director Option Plan.


	EXECUTIVE COMPENSATION

	The following report of the compensation committee on executive compensation and the information herein under "Executive
Compensation-
Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section
18 of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), and
such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the
Exchange Act .


COMPENSATION COMMITTEE REPORT  ON EXECUTIVE
COMPENSATION


	The Compensation Committee of the Board of Directors (the "Committee") is composed of Messrs. Charles M. Hansen, Jr., Carson R. McKissick and Jack L.
McDonald, and Ms. Karen Gordon Mills. The Committee determines on an annual basis the compensation to be paid to the Chief Executive Officer and, based upon the recommendations of the Chief Executive Officer, the other executive officers.
Under the supervision of the Committee, the Corporation has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus shareholder value, by aligning closely the financial interests of the Company's executives with those of its shareholders. The objectives of the Company's executive compensation program are to:

Support the achievement of Company strategic operating objectives.

Provide compensation that will attract and retain superior talent and reward the executives based upon Company and individual performance.

Align the executive officers' financial interests with the success of the Company by placing a substantial portion of pay at risk (i.e. pay that is dependent upon Company performance).

	The Company's executive officer compensation program is
comprised of
base salary, annual cash incentive compensation, long-term incentive compensation
in the form of stock options and various benefits, including medical and profit
sharing plans generally available to salaried employees of the Company.
During
1992, the Company engaged a compensation and benefits consultant to perform a
competitive market analysis of the executive positions in a competitive peer group
of companies.  The scope of this analysis included comparisons of the
Company's
base salaries, annual cash bonuses, long-term incentives and other benefits for
executive officer positions compared to those of a peer group of publicly traded
companies in the building products manufacturing industry with operations and
revenue size similar to the Company's.   References made below
comparing the
compensation of the Company's executive officers to the peer group market are based upon the results of this study.

	Base salary levels for the Company's executive officers are set relative to companies in the building products manufacturing industry. It is the objective of the Company to maintain base salaries that are below the average amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies engaged in the same or similar business as the Company. The base salaries for the Company's executive officers in fiscal 1993 were below the average for the peer group companies. In addition, annual incentive compensation is paid.

	Annual cash incentive compensation payments to executive officers related to fiscal 1993 were awarded on a discretionary basis. The Committee, taking into account such factors as Company profitability and individual performance, approves the annual bonus awards to the Chief Executive Officer and the other executive officers.

	The Committee has established for years subsequent to 1993 a performance-based annual incentive plan that will make annual bonus awards based upon pre-established objectively measurable Company and individual performance criteria. The size of the awards made available under the new plan will maintain the objective of providing awards sufficient to place the total cash compensation of the executive officers at or above the average for their peer group when the
Company performs in an outstanding manner in relation to the peer group.

	The Triangle Pacific Corp. 1993 Long-Term Incentive
Compensation Plan
(the "Long-Term Incentive Plan") was approved by the Board of Directors and the stockholders in 1993. The specific objective of the Long-Term Incentive Plan is to align executive and shareholder long-term interests by creating a strong link between executive pay and shareholder return. It is the intention of the Company that executives develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. It is the Committee's intention that the size of awards made to any participant under the Long-Term Incentive
Plan be in an
amount that bears a relationship to the executive's organizational responsibility and such that it encourages a balanced perspective between short-term and long-term strategic decision making.

	Under the Long-Term Incentive Plan, awards were made to certain officers and other key employees of the Company on February 16, 1994 which consisted of incentive stock options, incentive stock and cash awards, all of which are deferred and subject to vesting requirements. Also, on March 21, 1994 the Compensation
Committee awarded incentive stock options to officers and certain key employees of the Company.

	Mr. Floyd F. Sherman has served as President of the Company since 1981 and as Chairman of the Board since July, 1992. His base salary paid in fiscal year
1993 was $265,697. Mr. Sherman's salary is reviewed annually by the Committee.
Adjustments, if any, are made based upon the competitive market analysis of the chief executive officer position at the Company's competitive peer group of companies. In addition, the earnings performance of the Company and the
Committee's analysis of Mr. Sherman's individual contribution to the achievement of the Company's performance and to the accomplishment of such goals as the
Company's 1993 recapitalization are also taken into consideration. Mr. Sherman's bonus for fiscal 1993 totaled $225,000. The bonus was determined at the discretion of the Committee after carefully considering both the performance of the Company in terms of its operating return on assets employed, its cash flow, and its performance relative to the annual operating budget, and Mr. Sherman's individual performance. The profit sharing and medical benefits provided to Mr. Sherman during fiscal 1993 are consistent with the benefits provided to substantially all employees of the Company, and where applicable, are shown in the Summary
Compensation Table contained herein.


Members of the Compensation Committee

Jack L. McDonald, Chairman
Charles M. Hansen, Jr.
Carson R. McKissick
Karen Gordon Mills


	The following table sets forth summary compensation data for the Chief
Executive Officer of the Company and each of the other four most highly-paid executive officers of the Company (collectively, the "named executive officers").

To align dollar signs in the following table, tabs have been set within the cells. One tab for the dollar sign and a decimal tab for the figure amount. To tab within a cell,
Control-V then Tab, then type $; Control-V then Tab, then type figure amount.
SUMMARY COMPENSATION TABLE
Annual CompensationLong-TermCompensation

__________________________________________________________
_________
____________________
_____________________________Name
andPrincipal PositionYearSalary  Bonus  OtherAnnualCompen-sation
(1)Options
(number of shares) (2)All Other  Compen-   sation  (3)    Floyd F.
ShermanChairman of the Board, President and Chief Executive
Officer199319921991    $265,697	    $245,697	    $225,741
	$225,000		$125,000
	$  75,000	 $  45,926	 $183,557 (1)	 $  53,483
	--
31,105--    $11,068	    $10,913	         --	M. Joseph
McHughSenior
ExecutiveVice President andTreasurer199319921991    $161,061
$153,561
$141,089    $  75,000    $  57,000    $  35,000 $  22,301	 $155,603
	 (1)
$  28,822	           --      31,105           --	    $ 7,071    $
6,630         --
Robert J. SymonVice President - Controller199319921991    $161,061
$153,561
$141,089	$ 75,000	$ 60,000	$ 35,000
 $  22,338
 $155,583 (1)
 $  21,029--31,105--    $ 7,071	    $ 6,630	         -- 	Michael J.
KearinsVice President199319921991    $105,000	    $  90,000
$  86,000
		$  90,000		$  70,000		$
45,000
	 $  22,100	 $  68,172	 (1) $  18,798	--10,726--
$ 4,074
	    $ 3,015	         --	John G. ConklinVice
President199319921991
$110,250	    $  95,000	    $  91,000		        --
	$
22,000		$  21,000	 $  20,547	 $  18,519
(1) $
17,981	--10,726--    $ 4,473	    $ 3,458
         --			(1)	In connection with a comprehensive
capital
restructuring of the Company completed on June 8, 1992, 17 members of management received an aggregate of 200,990 shares of Common Stock, or approximately 3% of the then-outstanding shares of Common Stock, in the form of direct compensation in fiscal 1992. Of such 200,990 shares, Messrs. Sherman,
McHugh and Symon each received 31,105 shares and Messrs. Kearins and Conklin each received 10,726 shares. Amounts shown for each officer for 1992 include the book value on the date of issuance of such shares of Common Stock and compensation for a portion of the tax liability arising from the receipt of such shares and such incremental compensation. The market value of the Common
Stock at
June 8, 1992, which became the book value, was determined by the Company, after consultation with its investment bankers in connection with the 1992 restructuring, to be $2.99 per share.


(2)	Represents management stock options granted in connection
with the 1992
restructuring. See "Description of Certain Plans - Management Stock Option Plan" below.

(3)	Amounts shown for each officer consist of amounts contributed by the
Company to the Company's Profit Sharing Plan for fiscal 1992 and 1993 that are allocable to such officer.


(1)	The values shown are based on the indicated assumed annual
rates of
appreciation compounded annually.  Actual gains realized, if any, on stock option
exercises and Common Stock holdings are dependent on the future performance of
the Common Stock and overall stock market conditions.  There can be no assurance
that the values shown in this table will be achieved.
[(2)	Options granted in 1993 were without SARs.]
(3)	Represents an assumed market price per share of Common
Stock of $[
].
(4)	Represents an assumed market price per share of Common
Stock of $[
].]




	The following table sets forth certain information with respect to the unexercised options held at December 31, 1993, and the value thereof, by each of the named executive officers. No options were exercised during 1993 by the named executive officers, and the Company has not issued any stock appreciation rights.


OPTION VALUES AT DECEMBER 31, 1993


Value
of

Unexercised

In-the-
Money
				         Options at 12/31/93

Options at
				          (Number of  shares)
12/31/93
	Name			Exercisable
	Unexercisable
Exercisable   	Unexercisable

Floyd F. Sherman		12,442	             18,663
$160,315
$240,472
M. Joseph McHugh		12,442	             18,663
160,315
240,472
Robert J. Symon		12,442	             18,663                 160,315
240,472
Michael J. Kearins		  4,290	               6,436
55,277
82,928
John G. Conklin		  4,290	               6,436                   55,277
82,928


Performance Graph

	The following graph sets forth an indication of the total shareholder return to a purchaser of Common Stock as compared to the Standard & Poor's
400 MidCap
Stock Price Index and the Standard & Poor's Building Materials Industry
Group
Index.


	COMPARISON OF QUARTERLY CUMULATIVE TOTAL
RETURN (1)
	AMONG TRIANGLE PACIFIC CORP., STANDARD &
POOR'S  400
MIDCAP INDEX
	AND STANDARD & POOR'S BUILDING MATERIALS
INDEX













	8/11/9310/1/9312/31/93	Company$100$114$159	S&P 400
MidCap 100
102 106	S&P Building Materials 100 106 116(1)	Total return
assuming
reinvestment of dividends. Assumes $100 invested on August 11, 1993, the day quotations for the Common Stock were first carried on NASDAQ, in Common
Stock , the Standard & Poor's 400 MidCap Stock Price Index and the
Standard &
Poor's Building Materials Industry Group Index.


Employment Agreements

	In September 1988, the Company entered into employment agreements with Floyd F. Sherman, M. Joseph McHugh and Robert J. Symon, which were amended and restated as of January 10, 1992 (each an "Employment
Agreement"
and collectively the "Employment Agreements").  The Employment
Agreements
provide for 1992 base compensation at the employees' then current annual rates of
$245,697, $153,561 and $153,561, respectively, with annual percentage increases not less than the percentage increase of the Consumer Price Index, as defined in the
Employment Agreements. In addition, the Employment Agreements provide for annual cash bonuses in accordance with the Company's Salaried
Employees Cash
Bonus Plan (the "Cash Bonus Plan"), at the discretion of the Board of
Directors.
Pursuant to the Cash Bonus Plan, annual bonuses are based upon individual and corporate performance. Awards to these executive officers are granted at the discretion of the Compensation Committee based upon recommendations by management. Each executive officer is entitled to participate in all other incentive compensation plans established for executive officers.

	Each Employment Agreement provided for an initial employment term ending on September 14, 1993 and provides for automatic extensions thereafter for consecutive one-year periods unless earlier terminated by either party upon 12 months prior notice. The Company may terminate the executive's employment for
"cause" or "total disability," and the executive may terminate his employment for
"good reason" (as such terms are defined in the Employment
Agreements).  If the
Company terminates the executive's employment without "cause" or the executive terminates employment for "good reason," the Company is required to pay the executive certain amounts, including the executive's base salary through the remaining employment term and certain benefits under the incentive compensation plans. In addition, if any executive's employment is terminated by reason of total disability or death, the executive or his estate is entitled to receive a lump sum payment equal to the sum of (i) the base compensation payable to the executive for the year following the date of termination and (ii) the benefits under the Company's incentive compensation plans that, had the executive continued in his employment, would have accrued to his benefit in the year of termination. Each
Employment
Agreement includes certain noncompetition, nondisclosure and nonsolicitation provisions.


DESCRIPTION OF CERTAIN PLANS


Prior to the initial public offering of the Company's Common Stock, the Board of
Directors and shareholders of the Company adopted and approved (i) the
Management Stock Option Plan (as defined below), (ii) the 1993 Long-
Term
Incentive Compensation Plan and (iii) the Nonemployee Directors Stock
Option
Plan for directors who are not officers or employees of the Company. Although no further action with respect to these plans will be taken at the Annual Meeting, the following information regarding the plans is provided in accordance with Rule 16b-
3(b) adopted under the Exchange Act.

Management Stock Option Plan

	On June 8, 1992, the Company successfully completed a
financial
restructuring (the "1992 Restructuring"), which involved, among other things, (i)
the execution of amendments to the Company's previously existing senior debt
financing agreements in order to decrease the interest rate on, and extend the
maturity of, $237.4 million in outstanding loans and provide for a $30 million
revolving credit facility, (ii) an exchange of all $180 million face amount of the
Company's then outstanding Senior Subordinated Split Coupon Reset
Debentures,
$38.6 million in accrued interest on such debentures and $23.6 million in interest
accrued under certain financing agreements for shares of Common
Stock, (iii) an
exchange of the Company's then outstanding Adjustable Rate
Cumulative
Exchangeable Redeemable Preferred Stock, at the amount of the cumulative
liquidation preference, including accrued dividends, of $44.9 million for shares of
Common Stock, (iv) a merger of a wholly-owned subsidiary of the
Company into
TPC Holding Corp. ("Holding") and a merger of Holding with the
Company
pursuant to which the common stock of Holding (which was formerly the parent of
the Company) was converted into Common Stock and (v) the
cancellation of certain
claims of certain entities aggregating approximately $10.3 million in exchange for
Common Stock and warrants entitling the holders thereof to purchase
804,146
shares of Common Stock.

	In connection with the 1992 Restructuring, the Company's
Board of
Directors and its sole shareholder approved the Triangle Pacific Corp.
Stock Option
Plan (the "Management Stock Option Plan") pursuant to which seventeen members of management received stock options exercisable for 201,007 shares of Common
Stock of the Company. The exercise price of such management stock options is
$2.99 per share. The exercisability of such management stock options is tied to the achievement of certain levels of consolidated adjusted operating income of the
Company during fiscal years 1992 through 1996. Twenty percent of such management stock options become exercisable for each such fiscal year in which the
Company's consolidated adjusted operating income during such fiscal year equals or exceeds a specified annual target. If the Company fails to meet the annual target in any fiscal year, but meets a specified cumulative target in such fiscal year or any subsequent fiscal year, the management stock options for such fiscal year and all prior fiscal years become exercisable if they had not previously become exercisable.
The first 20% of the granted options became exercisable based upon the attainment of the operating income goal for fiscal year 1992 and an additional 20% became exercisable based upon the attainment of the goal in 1993. Options that have not become exercisable following fiscal year 1996 will expire. Any options which have not become exercisable expire upon the holder's termination of employment with the Company. Pursuant to the terms of the Management Stock Option
Plan, the
shares of Common Stock that were subject to any such expired options are automatically reallocated among, and new options on the same terms as the expired options are automatically granted to, the remaining plan participants who are
Company employees at the time. In early 1994, options covering 18,663 shares expired following the holder's retirement, and new options covering these shares were automatically granted to the remaining plan participants. The exercisability of the options will be accelerated immediately prior to any change in control of the
Company. A "change in control" will occur if the Company is liquidated or sells all or substantially all of its assets, or if the Company merges, consolidates or otherwise reorganizes with or into one or more entities, resulting in a change in ownership greater than 50%. The options are intended to constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as
amended.


Long-Term Incentive Compensation Plan

	In June 1993, the Board of Directors of the Company adopted the Triangle
Pacific Corp. 1993 Long-Term Incentive Compensation Plan (the "Long-
Term
Incentive Plan"). The Long-Term Incentive Plan was approved by the shareholders in July 1993 and became effective on August 17, 1993, upon consummation of the
Offerings.

	The Long-Term Incentive Plan is administered by the Compensation
Committee of the Board of Directors of the Company.  The
Compensation
Committee has plenary and discretionary authority to grant cash or noncash compensation ("Incentive Awards") under the Long-Term Incentive
Plan, to
interpret the Long-Term Incentive Plan, to establish any rules or regulations relating to and not inconsistent with the Long-Term Incentive Plan that it determines to be appropriate and to make any other determination that it believes necessary or advisable for the proper administration of the Long-Term Incentive
Plan.

	All regular salaried full-time officers and key employees of the Company and its subsidiaries are eligible to receive Incentive Awards under the Long-Term
Incentive Plan. Directors who are not officers or employees of the Company are not eligible to receive options under the Long-Term Incentive Plan.
Incentive Awards
may be granted by the Compensation Committee in any one or a combination of the following forms: (a) incentive stock options; (b) nonqualified stock options; (c) stock appreciation rights ("SARs"); (d) stock awards; (e) restricted stock;
(f)
performance shares; and (g) cash awards. No Incentive Awards may be granted under the Long-Term Incentive Plan after the tenth anniversary of the date of effectiveness of the Long-Term Incentive Plan. A total of 1,000,000 shares of
Common Stock have been reserved for issuance under the Long-Term
Incentive
Plan.

	Currently 442,300 shares of Common Stock are available for grant under the Long-Term Incentive Plan. If any award expires or terminates without having been exercised in full, the unissued shares subject to such expired or terminated award will again be available for grant under the Long-Term Incentive Plan. As of
March 18, 1994, there were approximately 100 persons eligible to receive grants under the Long-Term Incentive Plan.

	The Long-Term Incentive Plan provides for the granting of both incentive and nonqualified options exercisable for Common Stock. The terms and conditions of each option granted under the Long-Term Incentive Plan will be determined by the Compensation Committee at the time of grant, provided that (a) the term of an option may not be longer than ten years from the date of grant, (b) the per share exercise price of a nonqualified option may not be less than 85% of the fair market value of a share of Common Stock on the date of grant and (c) the per share exercise price of an incentive option may not be less than 100% of such fair market value. Furthermore, the exercise price of any incentive option granted to a person who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of an incentive option granted to any such person may not exceed five years from the date of grant. The exercise price of an option may be paid in cash or, with the consent of the Compensation Committee, by delivery of shares of Common Stock owned by the optionee. The Company receives no consideration for the granting of options under the Long-Term Incentive Plan.

	An SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof.
Generally, the
payment to be made upon the exercise of an SAR is calculated under the Long-
Term Incentive Plan pursuant to a formula based on the appreciation in value of the
Common Stock from the date of grant to the date of exercise.

	A stock award consists of shares of Common Stock issued by the Company to a participant as additional compensation for his or her services to the Company for which the employee provides no additional consideration. Restricted stock consists of shares of Common Stock that (i) are issued by the Company to a participant for services previously provided to the Company or its subsidiaries or (ii) are sold by the Company to a participant at a price below the fair market value thereof, but in each case subject to such restrictions, including forfeiture of the shares, as may be established by the Compensation Committee. The Compensation
Committee also determines the price at which shares of restricted stock are to be sold to a participant, which price may be less than 85% of the fair market value of such shares on the date of grant.

	A performance share is an Incentive Award payable in shares of Common
Stock (which may be restricted stock) based on and subject to the achievement of performance objectives established by the Compensation Committee. A cash award consists of a monetary payment by the Company to a participant as additional compensation for his or her services to the Company or its subsidiaries. Payment of a cash award may depend upon achievement of performance objectives established by the Compensation Committee.

	If a participant ceases to be an employee of the Company or at least one of its subsidiaries for any reason, any outstanding Incentive Awards held by the participant may be exercised or paid or shall continue, expire or terminate at or during such times or periods of time as the Compensation Committee shall determine.

	The Board of Directors of the Company may at any time amend, suspend or terminate the Long-Term Incentive Plan, except that it may not without the approval of the stockholders of the Company (i) increase the maximum number of shares of Common Stock subject thereto or (ii) reduce the exercise price for stock options granted under the Long-Term Incentive Plan, or reduce the price at which shares of restricted stock may be sold to participants thereunder, below the applicable prices currently specified therein.


Nonemployee Director Stock Option Plan

	In June 1993, the Board of Directors of the Company adopted the
Nonemployee Director Option Plan, which provides for the granting of nonqualified stock options to directors who are not officers of the Company. The Nonemployee
Director Option Plan was approved by shareholders in July 1993 and became effective on August 17, 1993, upon consummation of the Offerings.

	The Nonemployee Director Option Plan covers an aggregate of
50,000
shares of Common Stock. The Nonemployee Director Option Plan provides that one nonqualified option will be granted automatically to each nonemployee director on the date of his or her initial election as a director, except that an initial grant of five options, one to each nonemployee director, occurred upon consummation of the
Offerings. Each option will be exercisable for 5,000 shares of Common Stock, will have a term of ten years, will be fully exercisable commencing on the date of grant and will have an exercise price equal to the fair market value of the Common Stock on the date of grant (or, in the case of the initial option grants, equal to the initial public offering price ($10) per share of the Common Stock offered in the Equity
Offering), provided that an option will terminate upon the termination of the holder's service as a director of the Company, subject to certain grace periods. The
Company receives no consideration for the granting of options under the plan. Any shares of Common Stock allocable to the unexercised portions of an option that expires or terminates will again be available for grant under the Nonemployee
Director Option Plan.

	The Nonemployee Director Option Plan is administered by the
Board of
Directors, which has no authority, discretion or power with respect to participants, exercise price, number of options granted or option period or to alter any terms or conditions specified therein. The Board may from time to time amend, modify, suspend or terminate the Nonemployee Director Option Plan, subject to the limitations set forth therein. Unless sooner terminated, the Nonemployee Director
Option Plan will terminate on the tenth anniversary of the date of its effectiveness.

	On the date of consummation of the Offerings, options to purchase 5,000 shares of Common Stock at an exercise price equal to the initial public offering price per share of the Common Stock offered in the Equity Offering ($10) were granted under the Nonemployee Director Option Plan to B. William
Bonnivier,
Charles M. Hansen, Jr., David R. Henkel, Jack L. McDonald and Karen
Gordon
Mills. On September 25, 1993, Carson R. McKissick was granted an option to purchase 5,000 shares of Common Stock at an exercise price of $11.75 per share.


Awards Granted Under the Plans

	The following table sets forth certain information relating to awards
granted under the Plans to the named executive officers and specified groups.  The
average of the high and low sales price of the Common Stock on the
NASDAQ
National Market System on March 21, 1994 was $14.4375 per share.
Awards Granted Under Long-Term Incentive Plan,
Management Stock Option Plan and Nonemployee Director Option Plan
(1)
_____________Options Granted_____________ Name andPrincipal
PositionCashAwards StockAwards(Shares) No.   of      Shares PricePer
Share
Exercise ExpirationDate Floyd F. Sherman, Chairman of the Board and
President
and Chief  Executive Officer
(2)$72,6464,70034,5226,300100,000$2.9915.1314.4406/05/0202/16/040
3/21/04M.
Joseph McHugh, Senior Executive Vice President  and Treasurer
(2)$41,3902,70034,5223,70060,000$2.9915.1314.4406/05/0202/16/0403
/21/04Rob
ert J. Symon, Vice President-
Controller$41,3902,70034,5223,70040,000$2.9915.1314.4406/05/0202/
16/0403/21
/04Michael J. Kearins, Vice
President$29,7132,00011,9052,70035,000$2.9915.1314.4406/05/0202/1
6/0403/21/
04John  G. Conklin, Vice
President11,90535,000$2.9914.4406/05/0203/21/04Current executive officers as a
group$227,79515,000163,71820,200360,000$2.9915.1314.4406/05/020
2/16/0403/2
1/04James Price, Manufacturing general
manager$25,9901,70035,00014.4403/21/04Employees who are not
executive
officers as a
group$197,72313,20023,56717,500160,00$2.9915.1314.4406/05/0202/1
6/0403/21/
04Nonemployees Directors as a
group25,0005,000$10.0011.7508/10/0309/25/03
		(1)	All options granted at $2.99 per share (under
the
Management Stock Option Plan) vest over a period of five years based on certain financial performance goals being met. All other cash awards, stock awards and options (except to Nonemployee directors) granted vest over a period of either three or four years and fully vest on death, disability or retirement.

(2)	Messrs. Sherman and McHugh are nominees for re-election as
directors.

United States Federal Income Tax Consequences

	Incentive Options. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an incentive option. The basis of shares transferred to an optionee pursuant to the exercise of an incentive option is the price paid for such shares. If the optionee holds such shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon such exercise equal to the difference between the amount realized on such sale and the exercise price. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares of the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the optionee upon such disposition will be a capital gain.

	The excess of the fair market value of shares received upon the exercise of an incentive option over the option price for such shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

	The optionee's employer is not entitled to a deduction upon the exercise of an incentive option by an optionee. If the optionee disposes of the shares of stock received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, his or her employer may deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

	If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an incentive option, the resulting tax consequences will depend upon whether such already owned shares of Common Stock are
"statutory option stock", and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in
Section 424
(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section
424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted stock option, but not through the exercise of a nonqualified stock option. If such stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an incentive option. If such stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of such stock unless such stock is not substantially vested within the meaning of the regulations under
Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an incentive option is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the option covering such stock was exercised over the option price of such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an incentive option with already owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.

	Nonqualified Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a nonqualified option.
Except as
described below in the case of an "insider" subject to Section 16(b) of the Exchange
Act who exercises his or her option less than six months from the date of grant, upon exercise of a nonqualified option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares. In the absence of an election pursuant to Section 83(b) of the Code, an "insider" subject to Section 16(b) of the Exchange
Act who exercises a nonqualified option less than six months from the date the option was granted will recognize income on the date six months after the date of grant in an amount equal to the excess of the fair market value of the shares on such date over the option price of such shares. An optionee subject to Section 16(b) of the Exchange Act can avoid such deferral by making an election, pursuant to
Section 83(b) of the Code, no later than 30 days after the date of exercise.
Executive officers, directors and 10% of stockholders of the Company generally will be considered to be "insiders" for purposes of Section 16(b) of the Exchange Act.

	Income recognized upon the exercise of nonqualified options by employees will be considered compensation subject to withholding at the time such income is recognized, and therefore, the employer must make the necessary arrangements with the optionee to ensure that the amount of tax required to be withheld is available for payment. The employer will be entitled to a deduction equal to the amount of ordinary income recognized by an optionee at the time of such recognition by the optionee. Income recognized upon the exercise of nonqualified options by nonemployee optionees will be considered ordinary income, and the
Company will be entitled to a deduction equal to the amount of ordinary income recognized by the nonemployee optionee at the time of such recognition by the nonemployee optionee.

	The basis of shares transferred to an optionee pursuant to exercise of a nonqualified option is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of such option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified option, any amount realized over the basis of such shares will constitute capital gain to such optionee for federal income tax purposes.

	If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a nonqualified option, the number of shares received pursuant to the option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If such already owned shares of Common Stock are not "statutory option stock" (which is defined in
Section 424(c)(3)(B) of the Code to include any stock acquired through the exercise of an incentive stock option, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted stock option, but not through the exercise of a nonqualified stock option) or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the option will not be statutory option stock and the optionee's basis in the number of shares received pursuant to the option which is equal to the number shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of such shares. However, if such already owned shares of Common
Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

	SARs. A recipient of SARs will not recognize income for federal income tax purposes upon the grant of SARs. Except as described below in the case of an
"insider" subject to Section 16(b) of the Exchange Act who exercises his or her
SARs less than six months from the date of grant, when SARs are exercised, the recipient will recognize ordinary income on the date of exercise in an amount equal to the cash (if any) and the fair market value of the shares transferred to him or her, without limitation, pursuant to such exercise of SARs. In the absence of an election pursuant to Section 83(b) of the Code, an "insider" subject to Section 16(b) of the
Exchange Act who exercises SARs less than six months from the date of the grant will recognize ordinary income with respect to shares transferred to him or her on the date six months after the date of grant of the SARs in an amount equal to the fair market value of the shares on such date. A recipient subject to
Section 16(b) of
the Exchange Act can avoid such deferral by making an election pursuant to Section
83(b) of the Code no later than 30 days after the date of exercise.

	Income recognized upon the exercise of SARs will be considered compensation subject to withholding at the time such income is recognized, and the employer must make the necessary arrangements with the recipient to ensure that the amount of the tax required to be withheld is available for payment. The employer will be allowed a deduction equal to the amount of ordinary income recognized by the recipient due to the exercise of SARs at the time of such recognition by the recipient.

	The basis of any shares of Common Stock transferred to a recipient pursuant to the exercise of an SAR is equal to the amount the recipient is required to include in income as discussed above. If a recipient sells shares acquired upon exercise of SARs, any amount realized in excess of the basis of such shares will constitute capital gain to such recipient for federal income tax purposes.

	Stock Awards. The recipient of a stock award will recognize ordinary income for federal income tax purposes at the time of the award (except as described below in the case of an "insider" subject to Section 16(b) of the Exchange
Act) in an amount equal to the fair market value of the shares of stock received on the date of the award. In the absence of an election pursuant to Section 83(b) of the
Code, an "insider" subject to Section 16(b) of the Exchange Act will recognize income on the date six months after the date of the award in an amount equal to the then fair market value of the shares of stock received. A recipient subject to Section
16(b) of the Exchange Act can avoid such deferral by making an election, pursuant to Section 83(b) of the Code, no later than 30 days after the date of the award.

	Income recognized by the recipient of a stock award will be considered compensation subject to withholding at the time such income is recognized, and the employer must make the necessary arrangements with the recipient to ensure that the amount of the tax required to be withheld is available for payment. The employer will be allowed a deduction equal to the amount of ordinary income recognized by the recipient of a stock award at the time of such recognition by the recipient.

	The basis of any shares of stock transferred to a recipient of a stock award is equal to the amount the recipient is required to include in income as discussed above. If a recipient sells shares acquired pursuant to a stock award, any amount realized in excess of the basis of such shares will constitute capital gain to such recipient for federal income tax purposes.

	Restricted Stock. If the restrictions placed upon an award of restricted stock under the Plan are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of
Section 83 of
the Code, the recipient of such award will not recognize income for federal income tax purposes at the time of the award unless such recipient affirmatively elects to include the excess of value of the shares of restricted stock on the date of the award over the price, if any, paid for such shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for federal income tax purposes in the year in which occurs the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of
Section 83
of the Code, the excess of the fair market value of the shares of restricted stock on such date over the price, if any, paid for such shares. The employer will be entitled to a deduction at such time in an amount equal to the amount the recipient is required to include in income with respect to the shares.

	If the restrictions imposed upon an award of restricted stock under the Plan are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient of such an award will recognize ordinary income for federal income tax purposes at the time of the award (except as described below in the case of an
"insider" subject to Section 16(b) of the Exchange Act) in an amount equal to the excess of the fair market value of the shares of restricted stock on the date of the award over the price, if any, paid for such shares. The employer will be entitled to a deduction at such time in an amount equal to the amount the recipient is required to include in income with respect to the shares. In the absence of an election pursuant to Section 83(b) of the Code, an "insider" subject to Section 16(b) of the Exchange
Act will recognize income on the date six months after the date of the award in an amount equal to the excess of the fair market value of the shares of restricted stock on such date over the price, if any, paid for such shares. A recipient subject to
Section 16(b) of the Exchange Act can avoid such deferral by making an election, pursuant to Section 83(b) of the Code, no later than 30 days after the date of the award.

	Income recognized by the recipient of restricted stock will be considered compensation subject to withholding at the time such income is recognized, and the employer must make the necessary arrangements with the recipient to ensure that the amount of the tax required to be withheld is available for payment.

	The basis of any shares of stock transferred to a recipient in connection with an award of restricted stock is equal to the amount the recipient paid for such shares, if any, plus the amount the recipient is required to include in income as discussed above. If a recipient sells shares of stock transferred to him or her in connection with an award of restricted stock, any amount realized in excess of the basis of such shares will constitute capital gain to such recipient for federal income tax purposes.

	Performance Shares. A recipient of performance shares will not recognize income for federal income tax purposes upon the grant of performance shares.
Except as described below in the case of an "insider" subject to Section 16(b) of the
Exchange Act, the recipient will recognize ordinary income on the date shares of stock are received upon satisfaction of the performance goals in an amount equal to the fair market value of the shares of stock transferred to him or her pursuant to the award of performance shares. In the absence of an election pursuant to Section
83(b) of the Code, an "insider" subject to Section 16(b) of the Exchange
Act may
recognize ordinary income with respect to shares transferred to him or her on a date which is later than the date the shares of stock are received. The date of recognition depends upon whether performance shares are considered to be "derivative securities" for securities law purposes on the date of the grant of the performance shares. Current guidance from the Securities Exchange Commission suggests that performance shares will not be treated as "derivative securities" on the date of grant.
If this is correct, then the recipient will recognize ordinary income on the date which is six months after the date on which shares of stock are received upon satisfaction of the performance goals in an amount equal to the fair market value of the shares of stock transferred to him or her pursuant to the award of performance shares on such date. If the performance shares are derivative securities on the date of grant, then the recipient will recognize ordinary income on the date the shares of stock are received upon satisfaction of the performance goals or, if later, the date which is six months after the original date of grant of the performance shares, in an amount equal to the fair market value of the shares of stock transferred to him or her pursuant to the award of performance shares determined on the date of income recognition. A recipient of shares of stock transferred pursuant to the satisfaction of performance goals with respect to an award of performance shares who is an
"insider" as described above, can avoid any deferral of income by making an election pursuant to Section 83(b) of the Code no later than 30 days after the date on which shares of stock are transferred pursuant to the satisfaction of the performance goals.

	If a recipient of performance shares is also awarded dividend equivalent payment or other similar rights, the amount of cash transferred to the recipient in connection with such rights will constitute ordinary income to the recipient at the time of receipt.

	Income recognized by the recipient of performance shares will be considered compensation subject to withholding at the time such income is recognized, and the employer must make the necessary arrangements with the recipient to ensure that the amount of the tax required to be withheld is available for payment. The employer will be allowed a deduction equal to the amount of ordinary income recognized by a recipient with respect to performance shares at the time of such recognition by the recipient.

	The basis of any shares of stock transferred to a recipient pursuant to an award of performance shares is equal to the amount the recipient is required to include in income as discussed above. If a recipient sells shares acquired pursuant to an award of performance shares, any amount realized in excess of the basis of such shares will constitute capital gain to such recipient for federal income tax purposes.

	Cash Awards. A recipient of a cash award will be required to recognize ordinary income at the time of the award in an amount equal to the cash award received. Income recognized by the recipient of a cash award will be considered compensation subject to withholding at the time such income is recognized, and the employer must make the necessary arrangements with the recipient to ensure that the amount of the tax required to be withheld is available for payment. The employer will be entitled to a deduction at such time in an amount equal to the amount the recipient is required to include in income.

	Other Tax Consequences. For United States federal estate tax purposes, the fair market value of an Incentive Award held by a participant at the time of his or her death may be includable in his or her gross estate. The acquisition, ownership or disposition of an Incentive Award may also have tax consequences under various state and foreign laws which may be applicable to certain participants. Since these tax consequences, as well as the federal income tax consequences described above, may vary from participant to participant depending upon the particular facts and circumstances involved, each participant should consult his or her own tax advisor with respect to the tax consequences of an
Incentive Award.

	The plans are not subject to the provisions of the Employee
Retirement
Income Security Act of 1974 and are not qualified under Section 401(a) of the
Code.



CERTAIN TRANSACTIONS

Payments Pursuant to Previous Deferred Compensation Plan

	In connection with the 1992 Restructuring, certain management employees of the Company were required to defer receipt of amounts earned by them under a previous deferred compensation plan as a result of the achievement of specified operating income goals in 1986 and 1987. Prior to the Offerings, the payment of such amounts was scheduled to be made between January 1993 and January 1996, and in January 1993 $2.0 million of the deferred compensation was paid. Following the Offerings, the Company paid the outstanding balance of $3.1 million in deferred compensation owed to management employees.

Compliance with Section 16(a) of the Exchange Act

	Section 16(a) of the Securities Exchange Act of 1934 requires directors and officers of the Company, and persons who own more than 10 percent of the
Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

	To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1993, all Section 16(a) filing requirements applicable to its directors, officers and more than 10 percent beneficial owners were complied with.


APPROVAL OF AUDITORS

	The Finance/Audit Committee of the Board of Directors has selected, and the Board of Directors has approved, Arthur Andersen & Co. as the principal independent auditor to audit the financial statements of the Company for 1994, subject to ratification by the shareholders. If the shareholders do not approve the selection of Arthur Andersen & Co., the selection of another independent auditor will be considered by the Finance/Audit Committee.

	Representatives of Arthur Andersen & Co. are expected to be present at the
Annual Meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

	The Board of Directors unanimously recommends a vote FOR approval of this selection.


	SHAREHOLDER PROPOSALS AND OTHER MATTERS



	Shareholder proposals for inclusion in the Company's proxy materials in connection with the 1995 annual meeting of shareholders must be received by the
Company at its office in Dallas, Texas, addressed to the Secretary of the Company, no later than December 5, 1994.



	The cost of solicitation of proxies will be borne by the Company. In addition, certain officers and employees of the Company, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile telecommunication or telegraph.

	The Board of Directors does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.


	THE COMPANY HAS PROVIDED WITHOUT CHARGE TO
EACH
PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF THE
COMPANY'S 1993 ANNUAL REPORT.  COPIES OF THE
COMPANY'S 1993
FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY ANY
PERSON
WHOSE PROXY IS SOLICITED HEREBY UPON WRITTEN
REQUEST TO
DARRYL T. MARCHAND, SECRETARY, TRIANGLE PACIFIC
CORP., 16803
DALLAS PARKWAY, DALLAS, TEXAS 75248.

	TRIANGLE PACIFIC CORP.

	Floyd F. Sherman
	Chairman of the Board, President
	and Chief Executive Officer
Dallas, Texas
April 5, 1994